8515 East Orchard Road

Greenwood Village, CO 80111

(303) 737-3000

Mailing Address

PO Box 1080, Denver CO 80201

www.greatwest.com

April 13, 2009

Dear Customers, Advisers, Brokers, Consultants and Business Associates:

Over the last few months, there has been an increased focus on the strength of financial institutions worldwide. Accordingly, we felt it was important to provide you with an update on the financial strength of Great-West Life & Annuity Insurance Company (GWL&A).

I.	RATINGS

Our company is rated by four nationally recognized agencies. These agencies rate GWL&A on our financial strength and on our ability to meet ongoing obligations to policyholders. We currently have the following ratings:

A+	A.M. Best Company, Inc. (Superior, highest of 10 categories)
AA+	Fitch Ratings (Very Strong, second highest of 9 categories)
Aa3	Moody's Investors Service (Excellent, second highest of 9 categories)
AA	Standard & Poor's Ratings Services (Very Strong, second highest of 9 categories)

Our current ratings are posted on our GWL&A Website at www.greatwest.com/financial.

Our total adjusted capital level at December 31, 2008 was over $1.1 billion, which is more than 7.5 times the authorized control level as defined by the National Association of Insurance Commissioners.

At December 31, 2008, the Company held more than $745 million of cash, cash equivalent, short-term investments and U.S. Government direct debt obligations.

II.	2008 RESULTS

Despite unfavorable stock market conditions in 2008, our business segments maintained their market share and benefited from our diverse product offerings and distribution channels. This, along with strong expense management and transfers by customers from retail investment options to general account and segregated fund investment options, resulted in solid earnings.

In our Individual Markets segment, expanded distribution relationships contributed to a 29% increase in new premium for business-owned life insurance. Sales through financial institutions resulted in premium growth of 348% for GWL&A's single-premium whole life wealth transfer product.

In our Retirement Services segment, the addition of a large state government defined contribution plan led the way in increased public/nonprofit sales, adding 290,000 participants. Total 401(k) sales premium also rose 33%. Record-keeping accounts, including those of FASCore institutional partners and third-party administration clients as well as Great-West Retirement Services customers, increased 6% to more than 3.7 million, representing $92 billion in assets.

III.	INVESTMENT PORTFOLIO

A.	General

Over a long period our company has maintained prudent and conservative investment policies and practices with respect to the management of our consolidated assets.

As reported in state insurance department filings, GWL&A's general account invested assets totaled $17.3 billion as of December 31, 2008. General account invested assets support the general liabilities of the company, including obligations under life insurance policies and certain guaranteed annuity investment options.

Invested assets usually are identified as fixed income (bonds and mortgage loans); stocks; cash; cash equivalents and short-term investments; contract loans and other invested assets. Other invested assets are predominately limited partnership interests, surplus notes and low income housing tax credit securities.

B.	Bond Portfolio - Quality and Diversification

Bonds comprise the largest portion of GWL&A's invested assets at $11.5 billion or 66%. As you can see by the first table below, we have a high quality bond portfolio, with 98% rated investment grade at year-end 2008. The second table shows that our bond portfolio is well diversified across several sectors.

Bonds by ratings - based on rating agency designations (millions)			Bonds by sector ( millions)

AAA	$6,018	52.4%	US government and
AA	988	8.6%	government agencies	$3,368	29.3%
A	2,239	19.5%	Mortgage backed
BBB	1,972	17.2%	and asset backed securities:
BB & lower	267	2.3%	Residential	2,630	22.9%
Total	$11,484	100%	CMBS	645	5.6%
			ABS other	584	5.1%
			Finance	1,361	11.8%
			Utilities	1,191	10.4%
			Consumer products	491	4.3%
			Natural resources	378	3.3%
			Transportation	160	1.4%
			Other	677	5.9%
				$11,485	100%

C.	Bond Portfolio - Financial Services, Automobile and Airline Sectors

We have $1.3 billion or 7.2% of our invested assets in financial services institutions, $19 million or 0.1% in domestic automobile manufacturers and $7 million or 0.04% in airlines. Of these investments in the aggregate, 98% were rated investment grade at year-end 2008. The financial services portfolio is diversified by industry including banks, insurance companies, finance companies and asset managers.

D.	Bond Portfolio - Mortgage Backed Securities

(1)	Prime residential mortgage backed securities

Our portfolio of residential mortgage backed securities includes $784 million of securitized non-agency prime first mortgage loans, representing 4.5% of invested assets. 97% of these securities are rated AAA. The majority of the mortgages backing these securities are fixed rate loans, which typically have lower delinquency, default and loss rates than adjustable rate loans. The weighted average credit enhancement level for these securities is 11%. This credit enhancement represents subordinated securities or surplus collateral that would absorb losses prior to losses being allocated to GWL&A's securities. In addition, many of these securities are "super senior," meaning they benefit from additional credit enhancement because of subordinated AAA rated securities.

78% of these securities are in pools that originated before 2005, which is associated with lower delinquency, default and loss rates compared to pools that originated from 2005 to the present. The securities that originated from 2005 on are all super senior and have a weighted average credit enhancement level of 14%.

(2)	Near prime residential mortgage backed securities

Our portfolio of residential mortgage backed securities includes $164 million of securitized non-agency near prime first mortgage loans, representing 0.9% of invested assets. 100% of these securities are rated AAA. These securities are considered higher credit quality than subprime due to the higher credit scores of the underlying borrowers and the lower delinquency, default and loss rates on the loans. The majority of the mortgages backing these securities are fixed rate loans, all were originated in 2006 and 2007, and the weighted average credit enhancement level is 21%.

(3)	Subprime residential mortgage backed securities

Our portfolio of residential mortgage backed securities includes $914 million of securitized non-agency subprime first mortgage loans, representing 5.3% of invested assets. 92% of these securities are rated AAA. The majority of the mortgages backing these securities are fixed rate loans and the weighted average credit enhancement level is 34%.

68% of these securities are in pools that originated before 2005. The securities that originated from 2005 on have a weighted average credit enhancement level of 35%. In addition, $99 million of the securities that originated from 2005 on are "short sequential," meaning they rank higher in priority of payment than other AAA rated securities of the issuer, and $128 million are insured by monoline insurers.

We have no exposure to subprime Collateralized Debt Obligations, Asset Backed Commercial Paper or Structured Investment Vehicles.

 (4)      Alt-A residential mortgage backed securities

Our portfolio of residential mortgage backed securities includes $10 million of so-called "Alt-A" mortgage loan bonds, representing 0.06% of invested assets. These underlying mortgages have a risk potential that is greater than prime but less than subprime. All of our Alt-A mortgage loan bonds are AAA rated, and 62% of them were originated before 2005.

(5)	Monoline insured residential mortgage backed securities

Our portfolio of residential mortgage backed securities includes $739 million (4.3% of invested assets) that have been insured by monoline credit insurers. These insurers guarantee the repayment of bond principal and interest if an issuer defaults.

(6)	Commercial mortgage backed securities (CMBS)

Our portfolio includes $645 million of CMBS investments, representing 3.7% of invested assets. As the name implies, these securities are backed by commercial mortgages rather than residential mortgages. All of GWL&A's CMBS investments are AAA rated, and the weighted average credit enhancement level is 23%.

70% of these securities are in pools that originated before 2005. The securities that originated from 2005 on are 93% super senior and have a weighted average credit enhancement level of 27%.

E.	Impairment Charges

As of year-end 2008, GWL&A had written down $43 million of its investments or 0.25% of our invested assets, including $30 million in Lehman Brothers bonds.

F.	Securities Lending

GWL&A has not incurred any losses due to its securities lending activities. All securities lending is done through an agent with select counterparties. The agent invests the proceeds in short term government and agency debt collateral.

IV.	OUR FOCUS IN 2009

Despite unfavorable stock market conditions, we've maintained market share and benefited from our diverse product offerings and distribution channels. As we move forward in 2009, it will be very important to continue managing our affairs in a prudent and conservative manner, with particular attention to our strong expense management and risk management disciplines. These disciplines continue to stand us in good stead, especially amidst the continued market volatility.

Looking ahead, we're confident that GWL&A is well positioned to withstand our country's current economic challenges. Moreover, we believe our solid financial position provides many opportunities for continued growth.

Mitchell T.G. Graye

President and Chief Executive Officer

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